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                                                                    EXHIBIT 10.1

                 SEPARATION AGREEMENT AND MUTUAL LIMITED RELEASE

         THIS SEPARATION AGREEMENT AND MUTUAL LIMITED RELEASE (hereinafter referred to as this "Agreement") is made and entered into by and between Paul Rampel (hereinafter referred to as "Employee") and LEVEL 8 SYSTEMS, INC. (hereinafter referred to as the "Company").

STATEMENT OF TERMS

         Employee and the Company have agreed that as of the Effective Date, Employee's employment with the Company, including his position as President of the Company, will end; provided, however, that Employee shall remain a member of the Company's Board of Directors in accordance with the Bylaws of the Company and further provided that the Company shall use its reasonable best efforts to remove employee as an officer and director in any foreign subsidiaries of the Company as soon as reasonably practicable. Subject to withholding for applicable payroll taxes for such payments and for payments pursuant to Paragraph 4, if necessary, the Company, on the Effective Date, shall pay to Employee salary and benefits through such date. Employee and Company desire to accept this Agreement, including, without limitation, additional consideration in return for the limited release and other agreements set forth below. In addition, Employee and the Company want to settle fully and finally certain differences and disputes between them, including, but in no way limited to, any differences and disputes that might arise, or have arisen, out of Employee's employment with and separation from the Company.

         In consideration of the premises and mutual promises herein contained, it is agreed as follows:

1.       NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT

         a. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company. The Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its employees, its members or its agents.

         b. This Agreement shall not in any way be construed as an admission by the Employee that he has acted wrongfully with respect to the Company or any other person, or that the Company has any rights whatsoever against the Employee. Employee specifically disclaims any liability to or wrongful acts against the Company or any other person.

2.       EFFECTIVE DATE

         The Effective Date of this Agreement shall be the eighth (8th) day after the date on which Employee signs this Agreement.

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3.       NO CLAIMS

         Employee and the Company represent that they have not filed, nor assigned to others the right to file, nor are there pending to their knowledge, any administrative complaints or lawsuits against the other with any federal, state or local governmental agency or any court. Employee and the Company represent that as of the Effective Date of this Agreement, they have no knowledge of any claim, or any basis for a claim, against the other, arising prior to Employee's employment with the Company.

4.       CONSIDERATION

         In full consideration and as material inducement for Employee to execute this Agreement the Company will:

         a. As of the Effective Date, forgive the remaining $32,500 of indebtedness remaining under that certain promissory note dated January 27, 2001, made by Employee in favor of the Company. Employee's tax liability on the forgiveness of indebtedness shall be withheld from payments made pursuant to
                  (b) and (d) below.

         b. As of the Effective Date, pay Employee $7,044.23 for unused, accrued vacation days less applicable withholdings.

         c. Immediately upon execution of this Agreement, vest all Employees' outstanding but currently unvested stock options held under the 1997 Level 8 Systems, Inc. Stock Option Plan. Employee shall have twelve (12) months from the Effective Date of this Agreement to exercise 204,300 stock options at the original exercise price of $1.74. The shares of common stock issuable upon exercise of such options will be registered for resale under Form S-8 and pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the issuance of such shares by the Company to employee will be exempt (and the options were exempt) from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under Rule 16b-3 promulgated under the Exchange Act by the U.S. Securities and Exchange Commission (the "SEC"). Employee's additional 310,000 stock options at exercise prices of $5.87 and $6.10 shall be forfeited to the Company at the Effective Date of this Agreement.

         d. Within fourteen (14) days of the Effective Date, issue to Employee 100,000 shares of the Company's common stock, $.001 par value per share, less applicable withholdings of shares. Such shares shall be issued pursuant to the Company's 1995 Stock Option Plan and be, at the time of issuance, registered for resale under Form S-8 and pursuant to the Securities Act. The issuance of such shares by the Company to employee are exempt from the provisions of Section 16(b) of the Exchange Act, under Rule 16b-3 promulgated under the Exchange Act by the SEC.


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         e.       The Company shall reimburse Employee, in accordance with the
                  Company's standard policies and procedures for reimbursement, for Employee's business expenses incurred through the Effective Date

5.       EMPLOYMENT AGREEMENT

         Employee understands and agrees that the covenants contained in Sections 10 (Non-Disclosure of Proprietary Information), 11 (Non-Solicitation Covenants), 12 (Existing Restrictive Covenants), 13 (Return of Proprietary Information), and 14 (Proprietary Rights) of that certain Employment Agreement dated January 1, 2002, by and between Employee and the Company (the "Employment Agreement"), attached hereto as Exhibit A, shall survive the termination of Employee's employment and Employment Agreement. Notwithstanding anything to the contrary contained herein or in the Employment Agreement, to the extent that the survival of the covenants contained in the Employment Agreement conflict or are inconsistent with Employee's or any of Employee's affiliates' rights, interest and title in and to the Assets (as defined in the Asset Purchase Agreement) or Employee's ability to solicit clients/customers, vendors and employees associated with the Assets, the provisions of this Paragraph 5 and the Employment Agreement shall not apply.

6.       NON-DISPARAGEMENT; PRESS RELEASE

         The parties agree that they will not make or issue, or procure any person, firm, or entity to make or issue, any statement in any form to any person or entity if such statement is harmful to or disparaging of the other party, or, in the case of the Company, its affiliates, any of their employees, officers, directors, agents, or representatives, or, in the case of Employee, Starquest Ventures, Inc., its affiliates, any of their employees, officers, directors, agents, or representatives. The parties further expressly agree not to permit, and to be liable for, any statements made by an executive officer of the Company or its affiliates (in the case of the Company) or by an executive officer of Starquest Ventures, Inc. or its affiliates (in the case of Employee) in any form to any person or entity if such statement is harmful to or disparaging of the other party. The parties agree to issue the press release attached hereto as Exhibit B on the Effective Date or at such date thereafter as agreed by the parties.

7.       MUTUAL LIMITED RELEASE

         a. As a material inducement to the Company and Employee to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, forever discharges and covenants not to sue the Company and each of the owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries and affiliates of the Company (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively the "Company Releasees," and, excluding the Company, the "Additional Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any


                                       -3-

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nature whatsoever, known or unknown, suspected or unsuspected, from the date of
Employee's initial employment with the Company through the Effective Date of this Agreement, including, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 (race, color, religion, sex, and national origin discrimination); (2) the Employee Retirement Income Security Act ("ERISA"); (3) 42 U.S.C. (S) 1981 (discrimination); (4) the Americans with Disabilities Act (disability discrimination); (5) the Age Discrimination in Employment Act; (6) the Older Workers Benefit Protection Act; (7) the Equal Pay Act; (8) Executive Order 11246 (race, color, religion, sex, and national origin discrimination); (9) Executive Order 11141 (age discrimination); (10) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (11) negligence; (12) negligent hiring and/or negligent retention; (13) intentional or negligent infliction of emotional distress or outrage; (14) defamation; (15) interference with employment; (16) wrongful discharge; (17) invasion of privacy; or (18) violation of any other legal or contractual duty arising under the laws of the State of North Carolina, the laws of the State of California, the laws of any other state(s), or the laws of the United States, which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time heretofore had, owned or held, or claimed to have, at any time up to and including the Effective Date of this Agreement; provided, however, Employee does not release and this Paragraph 7 does not apply to any rights of Employee (i) under this Agreement, (ii) under the Asset Purchase Agreement by and among Company, Level 8 Technologies, Inc. and Starquest Ventures, Inc. (the "Asset Purchase Agreement"), (iii) or Employee's affiliate, Tobacco Road LLC, with respect to that certain promissory note issued by the Company in favor of Tobacco Road on December 16, 2001, (iv) to indemnification by the Company under the Company's Certificate of Incoporation and Bylaws or applicable law, (v) against any Additional Releasee if such Additional Releasee was not entitled to indemnification from the Company, or (vi) to receive benefits under COBRA.

         b. As a material inducement to the Company and Employee to enter into this Agreement, the Company hereby irrevocably and unconditionally releases, acquits, forever discharges and covenants not to sue Employee and his heirs, administrators, executors, personal representatives, attorneys, beneficiaries, or assigns (collectively the "Employee Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, from the date of Employee's initial employment with the Company through the Effective Date of this Agreement, including, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) negligence; (2) intentional or negligent infliction of emotional distress or outrage; (3) defamation; (4) invasion of privacy; or (5) violation of any other legal or contractual duty arising under the laws of the State of North Carolina, the laws of the State of California, the laws of any other state(s), or the laws of the United States, which the Company now has, owns or holds, or claims to have, own or hold, or which the Company at any time heretofore had, owned or held, or claimed to have, at any time up to and including the Effective Date of this Agreement;


                                       -4-

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provided, however, Company does not release and this Paragraph 7 does not apply to any rights of Company under (i) this Agreement or (ii) the Asset Purchase Agreement.

         The Company will indemnify and hold harmless the Employee for, and will pay and reimburse the Employee the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' expenses and fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with Employee's continued service as an officer or director of any foreign subsidiary of the Company. Any request for indemnification under this Agreement shall follow the procedure set forth in Section 7.5 of the Asset Purchase Agreement.

8.       OLDER WORKERS BENEFIT PROTECTION ACT

         Employee represents that he has read all the terms of this Agreement and has had an opportunity to discuss it with individuals of his own choice who are not associated with the Company. Employee understands that, to the extent described in Paragraph 7 above, this Agreement releases forever the Company, its parent, subsidiaries and affiliated corporations and each of their respective stockholders, officers, directors, employees, agents, heirs, legal representatives, predecessors, successors, assigns and transferees from any legal action arising from Employee's employment with and the termination of his employment by the Company. Employee signs this Agreement of his own free will in exchange for the consideration to be given to Employee pursuant to Paragraph 4 of this Agreement and the Company's release pursuant to Paragraph 7 of this Agreement, which Employee acknowledges is adequate and satisfactory. Employee agrees that neither the Company nor its agents, representatives, or employees have made any representations to Employee concerning the terms or effect of this Agreement, other than those contained in this Agreement.

         Employee hereby acknowledges and agrees that this Agreement and the termination of his Employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth in Paragraph 7 hereof shall be applicable, without limitation, to any claims brought under these Acts. Employee further acknowledges and agrees that:

         a. The release given by Employee in this Agreement is given solely in exchange for the consideration set forth in Paragraph 4 of this Agreement and the Company's release set forth in Paragraph 7 of this Agreement and such consideration is in addition to anything of value which Employee received prior to entering into this Agreement;

         b. By entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed;

         c. Employee has been advised to consult an attorney prior to entering into this Agreement, and this provision of this Agreement satisfies the requirement of the Older Workers Benefit Protection Act that he be so advised in writing;


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         d. Employee has been offered twenty-one (21) days from the date he received this Agreement within which to consider this Agreement; and

         e. For a period of seven (7) days following execution of this Agreement, Employee may revoke this Agreement and this Agreement shall not become effective or enforceable until such seven (7) day period has expired. However, Employee's entitlement to the payments specified in Paragraph 4 and the Company's release in Paragraph 7 shall not become binding against the Company until after the seven (7) day period has expired.

9.       NO OTHER REPRESENTATIONS

         a. Employee acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by any of the Company Releasees or by any of the Company Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

         b. The Company acknowledges that in executing this Agreement, it does not rely and has not relied upon any representation or statement not set forth herein made by any of the Employee Releasees or by any of the Employee Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

10.      SOLE AND ENTIRE AGREEMENT

         This Agreement, the Asset Purchase Agreement and the Employment Agreement (with respect to the sections thereof referenced herein) including all exhibits hereto, sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between them, pertaining to the subject matter hereof.

11.      GOVERNING LAW; DISPUTE RESOLUTION

         This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of a dispute that cannot be resolved amicably between the parties, the dispute shall be resolved through binding arbitration, conducted in Berkeley, California by a sole arbitrator in accordance with the rules of the American Arbitration Association. The sole arbitrator shall be appointed by agreement of the parties. In the event the parties fail to agree upon the appointment of the sole arbitrator within thirty
(30) days after a notice of arbitration is given by either party to the other, then the arbitrator shall be selected and appointed by the American Arbitration Association. The arbitration award and/or determination shall be final and binding and judgment may be entered thereon in any court of competent jurisdiction. The prevailing party in arbitration shall be entitled to reasonable attorney's fees.

12.      NO MITIGATION, REDUCTION, OR OFFSET

         Employee shall not be required to mitigate the amount of any severance payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or income received.


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13.      SEVERABILITY

         The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. It is the intent of the parties that this Agreement be enforced to the maximum extent permitted by law.

14.      HEADINGS AND CAPTIONS

         The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

15.      MODIFICATION

         No provision of this Agreement may be changed, altered, modified or waived except in writing signed by Employee and an officer of the Company, which writing shall specifically reference this Agreement and the provision which the parties intend to waive or modify.

16.      AUTHORITY TO BIND THE COMPANY

         The Company represents and warrants that the person signing this Agreement on its behalf has the power and authority to bind the Company hereto.

17.      FULL AND CAREFUL CONSIDERATION

         The parties represent and agree that they have read and fully understand the contents and effect of this Agreement. Employee may take up to twenty-one (21) days to decide whether he wants to accept and sign this Agreement. Also, if Employee signs this Agreement, he will then have an additional seven (7) days in which to revoke his acceptance of this Agreement. This Agreement will not be effective or enforceable, nor will any consideration be paid, until after the seven (7) day revocation period has expired. The parties are free, and encouraged, to discuss the contents and advisability of signing this Agreement with an attorney.

              [REMAINDER OF PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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PLEASE READ CAREFULLY, THIS AGREEMENT INCLUDES A MUTUAL LIMITED RELEASE OF ALL
KNOWN AND UNKNOWN CLAIMS.

Executed as of this 7th day of June 2002.


                                            ___________________________
                                            Paul Rampel

Executed as of this 7th day of June 2002.


                                            ___________________________
                                            for LEVEL 8 SYSTEMS
                                            John P. Broderick,
                                            Chief Financial Officer,
                                            Treasurer and Corporate Secretary

Effective Date of Agreement: June 14, 2002.

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